                                                                    EXHIBIT 16


                         CAPSTONE GOVERNMENT INCOME FUND
                        SCHEDULE FOR COMPUTATION OF YIELD



   Yield    =    2[(a - b) + 1)6 - 1]
                       cd

   a        =    dividends and interest earned during the period,

   b        =    expenses accrued for the period (net of reimbursements),

   c = the average daily number of shares outstanding during the period that were entitled to receive dividends, and

   d        =    the maximum offering price per share on the last day of
                 the period.



                          *****************************



   Yield    =    2[(351,123.47 - 51,994.53) + 1)6 - 1]
                    ----------------------
                          (2,993,479.627)(24.969)

            =    4.852% (for 1 month period ending November 30, 1997)

                         CAPSTONE GOVERNMENT INCOME FUND
             SCHEDULE OF COMPUTATION FOR AVERAGE ANNUAL TOTAL RETURN


         P (1 + T)n        =        ERV

                  P        =        a hypothetical initial payment of $1,000,

                  T        =        the average annual total return,

                  n        =        the number of years,

                ERV        =        the ending redeemable value of a
                                    hypothetical $1,000 payment made at the
                                    beginning of the period.

                          *****************************

The Fund's average annualized total return for the one year period ending November 30, 1997 is 4.343%.

                           $1,000 (1 + .04343)1 = ERV

                                 $1,043.43 = ERV

An initial payment of $1,000 invested on 12/01/96 will result in 40.900 shares. An income distribution of $0.529 per share resulted in 0.904 additional shares rendering a total of 41.804 shares. On 11/30/97 the net asset value of Capstone Government Income Fund was $24.96 per share, thereby creating a total market value of $1,043.43 and yielding an average annual total return of 4.343%.

                          *****************************

The Fund's average annualized total return for the five year period from December 1, 1992 to November 30, 1997 is 3.73%.

                           $1,000 (1 + .0373)5 = ERV

                                 $1,201.03 = ERV

An initial payment of $1,000 on 12/01/92 will result in 41.58 shares. Income distributions of $3.527 per share resulted in 6.538 additional shares, rendering a total of 48.118 shares. At 11/30/97 the net asset value of Capstone Government Income Fund was $24.96 per share, thereby creating a total market value of $1,201.03 and yielding an average annual total return of 3.73%.

                          *****************************

The Fund's average annualized total return for the ten year period from December 1, 1987 to November 30, 1997 is 4.56%.

                           $1,000 (1 + .0456)10 = ERV

                                 $1,561.30 = ERV

An initial payment of $1,000 on 12/01/87 will result in 39.293 shares. Income distributions of $11.497 per share resulted in 23.259 additional shares, rendering a total of 62.552 shares. At 11/30/97 the net asset value of Capstone Government Income Fund was $24.96 per share, thereby creating a total market value of $1,561.30 and yielding an average annual total return of 4.56%.

                         CAPSTONE GOVERNMENT INCOME FUND
                    SCHEDULE OF COMPUTATION FOR TOTAL RETURN



         P (1 + T)         =        ERV

                   P       =        a hypothetical initial payment of $1,000,

                  T        =        the total return,

                  ERV      =        the ending redeemable value of a
                                    hypothetical $1,000 payment made at the
                                    beginning of the period.

                          *****************************

The Fund's total return for the one year period ending November 30, 1997 is 4.343%.

                            $1,000(1 + .04343) = ERV

                                 $1,043.43 = ERV

An initial payment of $1,000 invested on 12/01/96 will result in 40.903 shares. An income distribution of $0.529 per share resulted in 0.904 additional shares rendering a total of 41.804 shares. On 11/30/97 the net asset value of Capstone Government Income Fund was $24.96 per share, thereby creating a total market value of $1,043.43 and yielding a total return of 4.343%.

                          *****************************

The Fund's total return for the five year period from December 1, 1992 to November 30, 1997 is 20.103%.

                            $1,000(1 + .20103) = ERV

                                 $1,201.03 = ERV

An initial payment of $1,000 on 12/01/92 will result in 41.58 shares. Income distributions of $3.527 per share resulted in 6.538 additional shares, rendering a total of 48.118 shares. At 11/30/97 the net asset value of Capstone Government Income Fund was $24.96 per share, thereby creating a total market value of $1,201.03 and yielding a total return of 20.103%.

                          *****************************

The Fund's total return for the ten year period from December 1, 1987 to November 30, 1997 is 56.130%.

                            $1,000 (1 + .56130) = ERV

                                 $1,561.30 = ERV

An initial payment of $1,000 on 12/01/87 will result in 39.293 shares. Income distributions of $11.497 per share resulted in 23.259 additional shares, rendering a total of 62.552 shares. At 11/30/97 the net asset value of Capstone Government Income Fund was $24.96 per share, thereby creating a total market value of $1,561.30 and yielding a total return of 56.130%.